Kenne Ruan, CPA, P.C. Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525 Email: kruancpa@gmail.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1/A of Vapetek Inc. (formerly Alpine 2, Inc.) of our report dated February 7, 2014, relating to the financial statements for the period from June 18 (inception) to December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

August 3, 2015